Exhibit 4.4

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on October 29, 2022 (the “Effective Date”), by and among:

1.	WeRide Inc., a company organized under the laws of the Cayman Islands (the “Company”);

2.	the Persons listed on Schedule A-1 attached hereto;

3.	the individuals listed on Schedule A-2 attached hereto (each, a “Principal” and collectively, the “Principals”);

4.

the entities listed on Schedule A-2 attached hereto (each, a “Principal Holder”, and collectively, the “Principal Holders”, together with the Principals, each, a “Key Holder” and collectively, the “Key Holders”); and

5.	the Persons listed on Schedule B hereto (each, an “Investor” and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Series D+ Preferred Share and Warrant Purchase Agreement (as defined below).

RECITALS

A. The Group Companies are engaged in developing artificial intelligence solutions for autonomous driving (the “Business”).

B. On October 29, 2022, certain purchasers (the “Purchasers”) have agreed to purchase from the Company certain Series D+ Preferred Shares and warrant to purchase certain Series D+ Preferred Shares or Ordinary Shares on the terms and conditions set forth in the Series D+ Preferred Share and Warrant Purchase Agreement by and among the Company, the Purchasers and certain other parties thereto.

C. The Company entered into a Fifth Amended and Restated Shareholders Agreement with certain Investors and certain other parties thereto on January 20, 2022 (the “Prior Agreement”).

D. The Prior Agreement may be amended, and any provision therein waived, with the consent of the requisite parties (the “Requisite Parties”) pursuant to Section 12.11 of the Prior Agreement, and in order to induce the Purchasers to purchase Series D+ Preferred Shares and the Series D+ Warrants, the Requisite Parties desire to amend and restate the Prior Agreement as set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Parties hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the Parties hereto further agree as follows:

1.	Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or in the PRC, as applicable and as determined by the Board, applied on a consistent basis.

“Additional Financing” has the meaning set forth in the Series D+ Preferred Share and Warrant Purchase Agreement.

“Affiliate” means, with respect to a Person, (x) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person or such Person’s spouse, lineal descendants, brother, sister and/or parent, or trustee of any such trust, or any entity or company Controlled by any of the aforesaid Persons; (y) in the case of any Person other than an individual, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (x) any of such Investor’s general partners or limited partners, (y) the fund manager managing such Investor (and general partners and officers thereof) and other funds managed by such fund manager, and (z) trusts controlled by or for the benefit of any such Person referred to in (x) or (y).

“Allindrive” means Allindrive Capital (Cayman) Limited and its Affiliates, successors and permitted assigns.

“Allindrive Warrant” has the meaning set forth in the Series D Preferred Share and Warrant Purchase Agreement.

“Anti-Corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption (governmental or commercial); including, without limitation, laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, commercial entity, or any other Person to obtain an improper business advantage; such as, without limitation, the PRC Criminal Law, the PRC Anti-Unfair Competition Law, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means laws, regulations, rules or guidelines relating to money laundering, including, without limitation, financial recordkeeping and reporting requirements, such as, without limitation, the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, Directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018 amending Directive (EU) 2015/849 (“AML 5”) and all national and international laws enacted to implement AML 5, the Luxembourg Law of 12 November 2004 on the fight against money laundering and terrorist financing, as amended, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, as amended, all money laundering-related laws of Hong Kong and other jurisdictions where the Group Companies and its subsidiaries conduct business or own assets, and any related or similar Law issued, administered or enforced by any Governmental Authority.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any).

“Board” or “Board of Directors” means the board of directors of the Company.

“Bosch” means Robert Bosch GmbH and its Affiliates, successors and permitted assigns.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong, the United States, the Cayman Islands or the United Arab Emirates.

“Carlyle” means, collectively, Carlyle USD Entity and Carlyle RMB Entity.

“Carlyle RMB Entity” means 海南凯壹投资合伙企业（有限合伙） and its Affiliates, successors and permitted assigns.

“Carlyle USD Entity” means Catalpa Investments and its Affiliates, successors and permitted assigns.

“CDBC Fund” means 国开制造业转型升级基金（有限合伙） and its Affiliates, successors and permitted assigns.

“CDBC Treasury Share Warrant” means the warrant issued by the Company to CDBC Fund pursuant to the CDBC Warrant Purchase Agreement which entitles CDBC to purchase certain treasury shares of the Company.

“CDBC Warrant Purchase Agreement” means the Warrant Purchase Agreement entered into on October 29, 2022 by the Company, CDBC Fund and certain other parties thereto for the issuance of the CDBC Treasury Share Warrant.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“China-UAE Fund” means China-UAE Investment Cooperation Fund, L.P..

“China-UAE Warrant” has the meaning set forth in the Series D Preferred Share and Warrant Purchase Agreement.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies (关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知) issued by SAFE on July 4, 2014, as amended from time to time.

“CMC” means CMC Warrior Holdings Limited and its Affiliates, successors and permitted assigns.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Competitor” means any of the Persons set forth in Schedule A-4 (as updated by the Company from time to time) and their respective Affiliates, provided, however, that with respect to Alliance, Sinovation Fund III, L.P and SenseFast Investment Limited, (i) for so long as such Investor and any of its Affiliates do not beneficially own twenty percent (20%) or more of the outstanding equity of, or have any right to designate any director to the board of any of the Competitors, such Investor shall not be considered a Competitor of the Company under this Agreement, as amended from time to time, and (ii) no prospective transferee shall be considered a Competitor under the Right of First Refusal and Co-Sale Agreement, as amended from time to time, unless such prospective transferee is a Competitor or such prospective transferee beneficially owns twenty percent (20%) or more of the outstanding equity of, or has any right to designate any director to the board of any of the Competitors. The Company shall have the right to update the Schedule A-4 for no more than four (4) times within each financial year, provided that (i) any updates to the Schedule A-4 shall be approved by the Majority Preferred Directors and (ii) the number of Persons explicitly listed in Schedule A-4 shall not exceed forty (40).

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; provided, further, that entitlement to any veto right over any matters of a Person alone or the possession of more than fifty percent (50%) of the economic interests of a Person without any power or authority to directly or indirectly direct the business, management and policies of such Person shall not be deemed as Control over such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively: (i) each Exclusive Technology Consulting and Services Agreement (独家技术咨询和服务协议) entered into by and between the Guangzhou WFOE and the Guangzhou VIE, (ii) each Exclusive Option Agreement (独家购买权合同) entered into by and among the Guangzhou WFOE, the Guangzhou VIE and the equity holders of the Guangzhou VIE, (iii) each Power of Attorney (授权委托书) entered into by the equity holders of the Guangzhou VIE respectively, (iv) each Spouse Consent (配偶同意函) entered into by the spouse of each equity holders of the Guangzhou VIE (as applicable) respectively, and (v) each Share Pledge Agreement (股权质押协议) entered into by and among the Guangzhou WFOE, the Guangzhou VIE and the equity holders of the Guangzhou VIE respectively.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“CSRC” means the China Securities Regulatory Commission and/or the competent local counterparts.

“Deemed Holder” means each Investor holding any issued and outstanding Warrant and set forth in Schedule A-3 attached hereto, including such Investor’s permitted assigns who becomes a party hereto pursuant to Section 12.3 hereof.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” means the Company’s 2018 Share Plan, and other employee stock option plan or any other similar employee incentive plan or arrangement of the Company as duly approved in accordance with these Memorandum and Articles.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Global Trade Laws and Regulations” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the import laws administered by U.S. Customs and Border Protection (“CBP”); the economic sanctions rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); the anti-boycott laws and regulations administered by the U.S. Departments of Commerce and Treasury; European Union (“EU”) Council Regulations on export controls, including Nos. 428/2009 and 267/2012; other EU Council sanctions regulations, as implemented in EU Member States; sanctions regimes implemented under the UK Sanctions and Anti-Money Laundering Act 2018; Canadian sanctions policies; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other similar economic and trade sanctions, export or import control laws.

“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority; (ii) any person who holds an elective or appointive post in a political party or is a candidate for political office; (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF), Groupe d’action Financière sur le Blanchiment de Capitaux (GAFI), or AML 5; or (iv) any official, officer, employee, or representative of a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Authority.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding in writing by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, and its direct and indirect Subsidiaries, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IDG” means Unified City Limited and its Affiliates, successors and permitted assigns.

“IDG Closing” means the date of issuance of the Series C-1 Preferred Shares purchased by IDG pursuant to the applicable Series C-1 Preferred Share Purchase Agreement.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Investment Agreement” means that certain Series Seed-1 and Series Seed-2 Preferred Share Investment Agreement by and among the Company, certain Investors and other parties thereto, dated as of June 30, 2018.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares (or any American depositary shares or other securities derivative of the Ordinary Shares) in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act, or another Governmental Authority for a public offering in a jurisdiction other than the United States, including the Main Board of the Hong Kong Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or any other stock exchange as determined by the Board.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and the goodwill symbolized or represented by the foregoing.

“Key Holder Registrable Securities” means (a) the Ordinary Shares held by the Key Holders, and (b) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Majority Preferred Directors” means a majority of the Preferred Directors then serving as Directors.

“Majority Preferred Holders” means the holders of 50% or more of the voting power of the outstanding Preferred Shares (voting together as a single class and on an as converted basis). For the purpose of this definition, the Preferred Shares to be issued to a Deemed Holder shall be deemed issued and outstanding.

“Memorandum and Articles” means the Seventh Amended and Restated Memorandum of Association of the Company and the Seventh Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.00001 per share.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means collectively the Series Seed-1 Preferred Shares, Series Seed-2 Preferred Shares, Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares, the Series D Preferred Shares (including Series D Preferred Shares issuable under the RMB Investor Series D Warrants) and the Series D+ Preferred Shares (including Series D+ Preferred Shares issuable under the Series D+ Warrants).

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed holders for the purposes of Sections 2, 3, and 6.2 of any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 12.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Restricted Countries” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC, the EU Common Foreign & Security Policy, the Her Majesty’s Treasury and other applicable Governmental Authorities, as amended from time to time, which as of the date of this Agreement includes but is not limited to: Crimea, Cuba, Iran, North Korea, and Syria.

“Right of First Refusal and Co-Sale Agreement” means the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Parties.

“RMB Investor Series D Warrants” means, collectively, (i) the warrant issued by the Company to 海南凯壹投资合伙企业(有限合伙) with respect to the purchase of 3,220,266 Series D Preferred Shares dated January 20, 2022, (ii) the warrant issued by the Company to 广州越秀金蝉三期股权投资基金合伙企业(有限合伙) with respect to the purchase of 2,146,844 Series D Preferred Shares dated January 20, 2022, (iii) the warrant issued by the Company to 广州知若投资合伙企业(有限合伙) with respect to the purchase of 345,234 Series D Preferred Shares dated January 20, 2022, and (iv) the warrant issued by the Company to 厦门市和创骏腾投资合伙企业(有限合伙) with respect to the purchase of 1,133,534 Series D Preferred Shares dated March 1, 2022.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Sailing” means Sailing Innovation Inc.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Share and Warrant Purchase Agreements” means any and all of the Series A Preferred Share and Warrant Purchase Agreements (or Series A Preferred Share Agreement) entered into on, respectively, September 8, 2018, October 18, 2018, and December 14, 2018, by and among the Company, certain Investors and other parties thereto for the purchase and sale of certain number of Series A Preferred Shares in accordance with such Series A Preferred Share and Warrant Purchase Agreement in accordance with such Series A Preferred Share and Warrant Purchase Agreement (including all the Series A Preferred Shares issued upon exercise of the Series A Warrants).

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Warrants” means the warrants issued by the Company to Alliance Ventures B.V. with respect to the purchase of 6,034,600 Series A Preferred Shares dated October 18, 2018 pursuant to the Series A Preferred Share and Warrant Purchase Agreements.

“Series B Preferred Share and Warrant Purchase Agreement” means the Series B Preferred Share and Warrant Purchase Agreement entered into on December 14, 2020 by and among the Company, certain Investors and other parties thereto for the purchase and sale of Series B-1 Preferred Shares and Series B-2 Preferred Shares.

“Series B-1 Warrant Purchase Agreement” means the Series B-1 Preferred Share Warrant Purchase Agreement entered into by and among the Company, Yutong and other parties thereto on May 6, 2021.

“Series B Preferred Shares” means Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series B-3 Preferred Shares.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-3 Preferred Shares” means the Series B-3 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C-1 Preferred Shares” means the Series C-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C-1 Preferred Share Purchase Agreement” means any and all of the Series C-1 Preferred Share Purchase Agreements by and among the Company, certain Investors and other parties thereto for the purchase and sale of up to 85,296,913 Series C-1 Preferred Shares in the aggregate.

“Series D Preferred Shares” means the Series D Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Preferred Share and Warrant Purchase Agreement” means the Series D Preferred Share and Warrant Purchase Agreement entered into on December 24, 2021 by and among the Company, certain Investors and other parties thereto for the purchase and sale of certain Series D Preferred Shares and issuance of the Series D Warrants.

“Series D Warrants” means, collectively, (i) the warrant issued by the Company to China-UAE Fund with respect to the purchase of 10,734,220 Series D Preferred Shares dated January 20, 2022, (ii) the warrant issued by the Company to Allindrive with respect to the purchase of 10,734,220 Series D Preferred Shares dated January 20, 2022, (iii) the warrant issued by the Company to Carlyle RMB Entity with respect to the purchase of 2,146,844 Series D Preferred Shares dated January 20, 2022, (iv) the warrant issued by the Company to Carlyle USD Entity with respect to the purchase of 2,146,844 Series D Preferred Shares dated January 20, 2022, and (v) the RMB Investor Series D Warrants issued pursuant to the Series D Preferred Share and Warrant Purchase Agreement.

“Series D+ Preferred Shares” means the Series D+ Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D+ Preferred Share and Warrant Purchase Agreement” means the Series D+ Preferred Share and Warrant Purchase Agreement entered into on October 29, 2022 by and among the Company, certain Investors and other parties thereto for the purchase and sale of certain Series D+ Preferred Shares and issuance of certain Series D+ Warrants (excluding the CDBC Treasury Share Warrant).

“Series D+ RMB Investor” means CDBC Fund.

“Series D+ Warrants” means, collectively, the warrants to purchase Series D+ Preferred Shares issued pursuant to the Series D+ Preferred Share and Warrant Purchase Agreement and the CDBC Treasury Share Warrant.

“Series Seed-1 Preferred Shares” means the Series Seed-1 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series Seed-2 Preferred Shares” means the Series Seed-2 Preferred Shares of the Company, par value US$0.00001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shares” means the Ordinary Shares, Golden Shares (as defined in the Memorandum and Articles) and the Preferred Shares.

“Share Sale” has the meaning given to such term in the Memorandum and Articles.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, Social Insurance, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Transaction Documents” has the meaning set forth in the Series D+ Preferred Share and Warrant Purchase Agreement.

“Transfer” includes, in relation to any Equity Securities or other asset or right, to directly or indirectly sell, offer to sell, assign, transfer, create a trust or option over, or alienate the right to exercise the vote attached to or income to be received from, pledge, hypothecate, or otherwise grate a security interest over or encumber, the legal and/or beneficial ownership of such Equity Securities, asset or right, through one or a series transactions.

“US” means the United States of America.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“Warrants” means the Series A Warrants, the Series D Warrants and the Series D+ Warrants.

“Yutong” means 郑州旭丰嘉远智能网联企业管理中心（有限合伙） or its designated Affiliates.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of US$15,000,000. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 is not consummated, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2 Registration on Form F-3 or Form S-3. The Company shall use its commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.2 is not consummated pursuant to Section 2.4 or for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3 Right of Deferral.

(a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration (as defined below));

(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4) with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 is not available for such offering by the Holders, or if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$2,000,000.

(b) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawn request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy percent (70%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales, or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

(g) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the registration statement covering such Registrable Securities, and (y) the date of the sale as contemplated in Rule 159 under the Securities Act, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h) Otherwise comply with all rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i) Not, without the written consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(j) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, except for the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees, fees charged by a depositary bank with respect to the deposit of Ordinary Shares if the Company elects to list American depositary shares or any other securities derivative of the Company’s Ordinary Shares, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of at least a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.	Registration-Related Indemnification.

5.1 Company Indemnity.

(a) To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls ( within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder or underwriter, against any losses, claims, damages, obligations or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, obligations or liabilities (or actions in respect thereof) arise out of or in connection with, or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2 Holder Indemnity.

(a) To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration, it being understood and agreed that the only such information consists of the names of the Initial Purchasers appearing on the front cover page and in the Plan of Distribution or similar section of the Registration Statement; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of Majority Preferred Holders, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 “Market Stand-Off” Agreement. Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the Company’s IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (x) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) are bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

6.4 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of an IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period, and (iii) the closing of a Deemed Liquidation Event.

6.5 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall take any and all necessary steps to cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American depositary shares. Accordingly:

(a) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(b) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American depositary shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the holders of at least a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis) to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.	Preemptive Right.

7.1 General. The Company hereby grants to each Investor holding at least one percent (1%) of the then outstanding share capital of the Company on a fully-diluted and as-converted basis (collectively, the “Eligible Investors” and each, an “Eligible Investor”) the right of first refusal to purchase such Eligible Investor’s Pro Rata Share (as defined below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”). For the avoidance of doubt, (i) each of Carlyle USD Entity and Carlyle RMB Entity shall be deemed an Eligible Investor so long as Carlyle’s aggregate holding of Equity Securities of the Company represents at least one percent (1%) of the then outstanding share capital of the Company on a fully-diluted, as-converted and as-exercised basis, (ii) CDBC Fund shall be deemed an Eligible Investor for so long as it holds any Preferred Shares of the Company and (iii) Sailing shall be deemed an Eligible Investor for so long as it holds any Preferred Shares of the Company.

7.2 Pro Rata Share. An Eligible Investor’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (on a fully diluted basis, including Preferred Shares on an as-converted basis, assuming full conversion and exercise of all outstanding convertible and exercisable securities, including options) held by such Eligible Investor, to (b) the total number of Ordinary Shares (on a fully diluted basis, including Preferred Shares on an as-converted basis and assuming full conversion and exercise of all outstanding convertible and exercisable securities, including options) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. For the purpose of calculating Pro Rata Share, the Shares to be issued to a Deemed Holder pursuant to any RMB Investor Series D Warrant or any Series D+ Warrant (as applicable) shall be deemed issued and outstanding.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any New Securities issued after the date hereof and excluding, for clarity, any “Excepted Issuances”, each as defined in the Memorandum and Articles.

7.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Eligible Investor written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Eligible Investor shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Eligible Investor’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice (the “First Exercise Notice”) to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Eligible Investor’s Pro Rata Share). If any Eligible Investor fails to so respond in writing within such ten (10) Business Day period, then such Eligible Investor shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(b) Second Participation Notice; Oversubscription. If any Eligible Investor fails or declines (fully or partially) to exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Eligible Investors who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days (the “Second Exercise Notice”, together with the First Exercise Notice, collectively, the “Exercise Notice”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on a fully-diluted and as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on a fully-diluted and as-converted basis) held by all Oversubscription Participants.

(c) Entry into SPA. Notwithstanding the Preemptive Right granted to the Eligible Investors pursuant to Section 7.1 hereof, an Eligible Investor that elects to participate by delivering an applicable Exercise Notice shall within the SPA Execution Period (as defined below) enter into the relevant share purchase agreement with the Company with respect to the purchase of such New Securities on such terms and conditions as set forth in the First Participation Notice (the “New SPA”), the failure of which (if solely attributable to such Eligible Investor) shall be deemed as a waiver of such Eligible Investor’s Preemptive Right, and the Company shall be entitled to proceed with the issuance of New Securities at a price not less than, and upon terms no more favorable to the offeree and the other participating Eligible Investors (if applicable) than, those specified in the First Participation Notice. For the purpose of this Section 7.4, the “SPA Execution Period” means the period commencing from the date of such Eligible Investor’s delivery of the applicable Exercise Notice to the date of the execution of a share purchase agreement in substantially the same form as the New SPA by the lead or co-lead investor of such proposed offering and issuance of the New Securities by the Company.

7.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Eligible Investor fully exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Eligible Investors pursuant to this Section 7.

8.	Information and Inspection Rights.

8.1 Delivery of Financial Statements. The Company shall deliver to each Eligible Investor the following documents or reports provided that the Board of Directors has not reasonably determined that such Eligible Investor is a Competitor of the Company:

(a) within one hundred and eighty (180) days after the end of each fiscal year of the Company, a consolidated income statement, statement of cash flows and shareholders’ equity for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of such fiscal year, audited (unless a majority of the Board, including the Preferred Directors, decides otherwise) by KPMG or other accredited international accounting firm acceptable to the Preferred Directors, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters, any material financial information of the Group (including without limitation, revenue, profit and other material financial information relating to the operation, development and business of the Group), and any other material financial information reasonably requested by any such Eligible Investor;

(c) at least thirty (30) days prior to the beginning of each fiscal year a budget plan of such fiscal year;

(d) upon request of an Eligible Investor, within fifteen (15) days of such request, a detailed capitalization table of the Company; and

(e) copies of all documents or other information sent to all other shareholders concurrently with delivery thereof (or promptly thereafter).

Notwithstanding anything else in this Section 8.1 to the contrary, the Company may cease providing the information set forth in this Section 8.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 8.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

8.2 Inspection Rights. The Group Companies covenant and agree that each Eligible Investor (other than any Eligible Investor that is reasonably determined by the Board of Directors as a Competitor of the Company), shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers; provided, however, that the Company shall not be obligated pursuant to this Section 8.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, nor shall the Company be obligated to provide access to any information pursuant to this Section 8.2 if the Company has reasonable concerns that such Eligible Investor receiving such information may, will or intent to disclose the information to any Competitor.

9.	Election of Directors.

9.1 Board of Directors.

(a) The Company shall have, and the Parties hereto agree to cause the Company to have, a Board with the composition of the Board determined as follows: (i) the holders of a majority of the voting power of the then outstanding Ordinary Shares beneficially owned by officers or employees then providing services to the Group (including, for clarity, the voting power, of the then issued and outstanding Golden Shares), shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time two (2) directors on the Board (each an “Ordinary Director”), one of whom shall be the then chief executive officer of the Company, provided that if for any reason such Ordinary Director shall cease to serve as the chief executive officer of the Company, each of the holders of the Ordinary Shares and the Golden Shares shall promptly vote their respective shares (a) to remove the former chief executive officer of the Company from the Board if such person has not resigned as a member of the Board; and (b) to elect such person’s replacement as chief executive officer of the Company as a new Ordinary Director, (ii) the holders of a majority of the voting power of outstanding Series A Preferred Shares (voting as a separate class and on an as-converted basis) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series A Director”) on the Board, which Series A Director shall be designated from time to time by Alliance Ventures B.V. (together with its Affiliates, “Alliance”) for so long as Alliance holds at least sixty percent (60%) of the Series A Preferred Shares originally issued to Alliance, (iii) the holders of a majority of the voting power of outstanding Series Seed-1 Preferred Shares and Series Seed-2 Preferred Shares (voting as a single class and on an as converted basis) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series Seed Director”) on the Board, which Series Seed Director shall be designated from time to time by Qiming Venture Partners V, L.P., Qiming Managing Directors Fund V, L.P. and/or their Affiliates (“Qiming”) for so long as Qiming holds at least sixty percent (60%) of the Series Seed-1 Preferred Shares and Series Seed-2 Preferred Shares originally issued to Qiming, (iv) the holders of a majority of the voting power of outstanding Series B-1 Preferred Shares (voting on an as-converted basis) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series B-1 Director”) on the Board, which Series B-1 Director shall be designated from time to time by Yutong for so long as Yutong holds at least sixty percent (60%) of the Series B-1 Preferred Shares originally issued to Yutong or six percent (6%) of all the shares of the Company on a fully-diluted and as-converted basis, (v) the Investor which (x) has invested at least US$100 million to the Company, and (y) holds the largest number of Series D Preferred Shares among all holders of the Series D Preferred Shares shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series D Director”), and (vi) CDBC Fund shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director (the “Series D+ Director”, together with Series D Director, Series B-1 Director, Series A Director and Series Seed Director, collectively, the “Preferred Directors”, and each a “Preferred Director”) on the Board. For the avoidance of any doubt, (i) if Alliance no longer holds at least sixty percent (60%) of the Series A Preferred Shares originally issued to Alliance, the Series A Director shall be designated by a majority of the voting power of outstanding Series A Preferred Shares (voting as a separate class and on an as-converted basis); (ii) if Qiming no longer holds at least sixty percent (60%) of the Series Seed-1 Preferred Shares and Series Seed-2 Preferred Shares originally issued to Qiming, the Series Seed Director shall be designated by the holders of a majority of the voting power of outstanding Series Seed-1 Preferred Shares and Series Seed-2 Preferred Shares (voting as a single class and on an as-converted basis); (iii) if Yutong no longer holds at least sixty percent (60%) of the Series B-1 Preferred Shares originally issued to Yutong and holds less than six percent (6%) of all the shares of the Company on a fully-diluted and as-converted basis, the Series B-1 Director shall be designated by the holders of a majority of the voting power of outstanding Series B-1 Preferred Shares (voting on an as-converted basis); and (iv) if there are two or more Investors who have invested at least US$100 million to the Company and hold the largest number of Series D Preferred Shares among all holders of the Series D Preferred Shares equally with each other, the Series D Director shall be designated by such Investors jointly or by each of such Investors in rotation. The chief executive officer serving as an Ordinary Director shall have four (4) votes on any matter submitted to the Board or the board of directors of any Group Companies for approval, and each other director shall have one (1) vote, provided that once the Series D Director is appointed pursuant to Section 9.1(a)(v) above, the votes held by the chief executive officer serving as an Ordinary Director shall be increased from four (4) to five (5) votes automatically.

(b) Each of the Preferred Directors shall be entitled in such person’s discretion to be a member of any committee of the Board.

(c) For so long as CMC holds any Preferred Shares of the Company, CMC shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board.

(d) For so long as IDG holds any Preferred Shares of the Company, IDG shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board, provided however that such right may under no circumstances be exercised until after the first anniversary of the IDG Closing. At any time after the IDG Closing, IDG may conduct a detailed independent assessment of the Group Companies’ business to assess whether any Group Company is a “TID U.S. business” and the Warrantors (as defined in the Series C-1 Preferred Shares Purchase Agreement applicable to IDG) shall take all necessary actions to cooperate with IDG to conduct such assessment. For purposes of this paragraph, IDG shall include any affiliates or subsidiaries of IDG and any agents or representatives of IDG and its respective affiliates or subsidiaries.

(e) For so long as Carlyle holds any Preferred Shares of the Company on an as-exercised basis, Carlyle shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board.

(f) For so long as Allindrive holds any Preferred Shares of the Company on an as-exercised basis, Allindrive shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board.

(g) For so long as Bosch holds any Preferred Shares of the Company, Bosch shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board, provided, however, that if Bosch has become a Competitor of the Company, Bosch shall cause its designated Observer to resign and its right to designate and appoint observer to the Board shall terminate immediately.

(h) For so long as China-UAE Fund holds any Preferred Shares of the Company on an as-exercised basis but does not have the right to designate, appoint, remove, replace and reappoint the Series D Director, China-UAE Fund shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board.

(i) For so long as Sailing holds any Preferred Shares of the Company, Sailing shall be entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) observer to the Board (together with the observers designated by CMC, IDG, Carlyle, Allindrive, Bosch, China-UAE Fund respectively pursuant to the foregoing of this Section 9.1, collectively, the “Observers,” and each an “Observer”).

(j) Each Observer shall be entitled to attend all meetings of the Board in a non-voting observer capacity. The Company and the Board shall provide to each Observer copies of all notices, minutes and materials at the same time and in the same manner as the same are provided to the Directors, and each Observer shall be entitled to disclose such information so obtained to, and discuss such matters with, the officers, employees, shareholders, directors, legal counsel and/or professional advisers of, its appointing Investor and Affiliates of such appointing Investor on a need to know basis in respect of the discharge of their respective responsibilities, provided, however, that the Observers shall agree to hold the information so provided in confidence and trust, and be permitted to disclose such information to third parties, in the same manner as a Director in compliance with his or her fiduciary duties. The Observers may be excluded from that portion of a meeting of the Board involving discussions of the Group’s strategy, proprietary information or trade secrets to the extent that the Board of Directors has reasonably determined in good faith that such Observer’s presence at such meeting or portion thereof would reasonably be expected to result in the disclosure of trade secrets relating to the Business and the Group Companies by such Observer to a Competitor. Notwithstanding the foregoing, the restrictions in the immediately preceding sentence of this Section 9.1(j) shall not apply to (i) the Observer appointed by Carlyle so long as CAP Growth II Mauritius Limited and 北京凯雷二期投资中心（有限合伙） beneficially own, collectively, less than twenty percent (20%) of the votes attached to the outstanding Equity Securities of, and neither CAP Growth II Mauritius Limited or 北京凯雷二期投资中心（有限合伙） has any right to designate any director to the board of any Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Business (except for any Group Company), or (ii) the Observer appointed by either Bosch or Allindrive so long as Bosch or Allindrive, as applicable, beneficially owns less than twenty percent (20%) of the votes attached to the outstanding Equity Securities of, and Bosch or Allindrive, as applicable, has no right to designate any director to the board of any Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the Business (except for any Group Company), subject to compliance with all applicable Laws (including without limitation applicable antitrust laws).

9.2 Voting Agreements.

(a) With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 9.1, and against any nominees not designated pursuant to Section 9.1.

(b) Any Director or Observer designated pursuant to Section 9.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director or Observer pursuant to Section 9.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director or Observer without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director or an Observer on the Board shall have the exclusive right at any time or from time to time to remove any such Director or Observer occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director or Observer occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

9.3 Alternates. Subject to applicable Law and this Agreement, each Director or Observer shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate of such Director shall be permitted to attend all Board meetings and vote on behalf of such Director for whom she or he is serving as an alternate.

10.	Protective Provisions.

10.1 Acts of the Group Companies Requiring Approval of Majority Preferred Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of each Group Company shall procure such Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Preferred Holders:

(a) increase, reduce or cancel the authorized or issued share capital of the Company or, except pursuant to the ESOP, the Series D Warrants, the Series D+ Warrants or the Additional Financing, issue or allot any Equity Securities of the Company; increase, reduce or cancel the authorized or issued share capital (or registered capital, as applicable) of, or take any action which has the effect of diluting or reducing the Company’s effective shareholding of, any Group Company other than the Company;

(b) purchase or redeem or otherwise acquire any Shares except (1) in connection with the termination of services of service providers, (2) pursuant to the Right of First Refusal and Co-Sale Agreement, or (3) in connection with a Trigger Event (as defined in the Memorandum and Articles);

(c) amend or terminate the ESOP or adopt, assume, amend or terminate any other equity incentive plan or similar arrangement for the benefit of the employees, officers, directors or consultants of the Company and/or any other Group Company, including any increase of the total number of Equity Securities reserved for issuance thereunder;

(d) authorize, create or issue Shares of any class having preferences, priority or rights superior to or on a parity with the Preferred Shares, excluding the Excepted Issuances;

(e) reclassify or amend any outstanding shares into shares having preferences, priority or rights senior to or on a parity with the Preferred Shares;

(f) cease to conduct or carry on the business of the Company and/or other Group Companies substantially as now conducted or change any part of its business activities, except in the ordinary course of business;

(g) sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of the Group Companies taken as a whole;

(h) consummate or effect any Deemed Liquidation Event or other merger, consolidation, or other corporate reorganization or any transaction or series of transactions in which in excess of 50% of voting power of any Group Company that is significant to the Group is transferred;

(i) adopt any resolution for the winding up of the Company and /or any other Group Companies or apply for the appointment of a receiver, manager or judicial manager or like officer;

(j) make any distribution of profits amongst the shareholders of any Group Company by way of dividend (interim and final) or otherwise;

(k) take any action with respect to the Golden Shares, other than in connection with a Trigger Event, or refrain from taking any action with respect to the Golden Shares in connection with a Trigger Event;

(l) make any alteration or amendment to the memorandum and articles of association or the equivalent document of any Group Company; and

(m) amend this Section 10.1.

10.2 Acts of the Group Companies Requiring Board Approval. Regardless of anything else contained herein or in the Charter Documents of any Group Company, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the shareholders of each Group Company shall not permit such Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the Board (including the approval of the Majority Preferred Directors):

(a) take any action which has the effect of diluting or reducing the effective shareholding of the shareholders of the Company except pursuant to the ESOP or otherwise approved in accordance with Section 10.1;

(b) make any equity investment or enter into any joint venture agreement involving an amount in excess of US$20,000,000, unless such payment or expenditure is explicitly contemplated in the annual business plan;

(c) transfer or license, any trademarks, patents or other Intellectual Property owned by the Company and/or any other Group Companies, other than in the ordinary course of business;

(d) create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of the Company and/or any other Group Companies except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not to exceed US$40,000,000 (or its equivalent in other currency or currencies) or US$80,000,000 in the aggregate at any time in any fiscal year;

(e) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including obligations and contingent obligations under guarantees, if the aggregate indebtedness of any Group Company for borrowed money following such action would exceed US$20,000,000;

(f) approve the annual business plan of the Group Companies;

(g) make or authorize any single or series of related payments or other expenditures by any Group Company in excess of US$4,000,000, unless such payment or expenditure is contemplated or permitted in the annual business plan;

(h) enter into, authorize the entry into or consummate any agreement for the disposal of assets of any Group Company, whether in single or series of related transactions, having a value in excess of US$4,000,000, unless such disposal is contemplated or permitted in the annual business plan;

(i) make any amendment of the accounting policies previously adopted or change the financial year of the Company;

(j) appoint or change the auditors of the Company and/or any other Group Companies;

(k) increase or decrease the authorized number of directors; and

(l) amend this Section 10.2.

10.3 Acts of the Group Companies Requiring Preferred Directors’ Approval. Notwithstanding anything to the contrary herein or in the Charter Documents of any Group Company, the Company shall not, and the Company shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by all of the Preferred Directors then in office and the holders of a majority of the Series D Preferred Shares:

(a) consummate an IPO of the Company that is not a Qualified IPO;

(b) remove Mr. Xu HAN as the chief executive officer of the Company;

(c) consummate or effect any Deemed Liquidation Event or other merger, consolidation, or other corporate reorganization or any transaction or series of transactions in which in excess of 50% of any Group Company’s voting power is transferred, excluding in connection with a Qualified IPO or a Sale of the Company (as defined in the Memorandum and Articles) at a price reflecting a valuation of the Company at no less than US$3 billion;

(d) Transfer or license any material Company Owned IP (as defined in the Series D+ Preferred Share and Warrant Purchase Agreement);

(e) enter into, terminate or amend any Control Documents or any other contracts or arrangements that enable the Company to consolidate the financial statements of the Groups Companies; and

(f) amend this Section 10.3.

provided that, the veto right of the holders of a majority of the Series D Preferred Shares under this Section 10.3 shall expire automatically upon the earlier of (x) the expiration of the Exercise Period under the China-UAE Warrant and the expiration of the Exercise Period under the Allindrive Warrant, or (y) the date on which a Series D Director is appointed pursuant to Section 9.1(a) hereof.

10.4 Acts of the Group Companies Requiring Approval of the holders of a majority of the Series D Preferred Shares and holders of a majority of the Series D+ Preferred Shares. Regardless of anything else contained herein or in the Charter Documents of any Group Company and without prejudice to any other provisions of Section 10, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure each Group Company not to, and the shareholders of each Group Company shall procure such Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the holders of a majority of the Series D Preferred Shares and the holders of a majority of the Series D+ Preferred Shares:

(a) consummate an IPO of the Company that is not a Qualified IPO;

(b) consummate or effect any Deemed Liquidation Event at a price reflecting a valuation of the Company less than the Drag Threshold Valuation (as defined in the Memorandum and Articles); and

(c) amend this Section 10.4.

11.	Additional Covenants.

11.1 Right of First Refusal and Co-Sale Agreement. Each Party shall have duly entered into and shall duly comply with and perform all of its obligations under the Right of First Refusal and Co-Sale Agreement.

11.2 Business of the Group Companies. Except for holding the interest in its Subsidiaries, the Company shall not engage in any business or operations without the consent of the Majority Preferred Holders. The business of each other Group Companies shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 10.

11.3 SAFE Registration. If any holder or beneficial owner of Equity Securities of the Company (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is otherwise subject to the SAFE registration or reporting requirements under any applicable SAFE Rules and Regulations, such Security Holder shall use commercially reasonable efforts to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and the Parties (other than the Investors) shall use their commercially reasonable efforts to promptly obtain a power of attorney from such Security Holder, and shall use their best efforts to cause the designated representative under such power of attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations.

11.4 Control Documents. The Key Holders and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Unless otherwise agreed by the Parties, any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of the Majority Preferred Holders. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the Effective Date, the Parties (other than the Investors) shall use commercially reasonable efforts to devise a feasible alternative legal structure reasonably satisfactory to the Majority Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

11.5 Control of Subsidiaries. Unless otherwise agreed by the Parties, the Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Preferred Holders such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

11.6 Right to Conduct Business. The Company hereby agrees and acknowledges that Alliance or Bosch is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable Law, Alliance or Bosch shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Alliance or Bosch in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Alliance or Bosch to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Alliance or Bosch from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company, as applicable.

11.7 Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

11. 8 Board Matters.

(a) Board of Directors of Group Companies. For as long as Yutong continues to have the right to appoint a director in the Company pursuant to Section 9.1, Yutong shall be entitled to appoint one (1) director to the board of directors of Guangzhou Weride Technology Co., Ltd. (广州文远知行科技有限公司) and each Group Company (excluding the board of directors of the US Company) which: (1) generates a per year annual revenue exceeding RMB100,000,000; (2) accounts for more than 20% of the aggregate annual revenue of the Group Companies; or (3) with management fees and expenses (including research and development expenses) incurred solely by such Group Company exceeding RMB100,000,000 per year, provided however, Yutong shall not be entitled to appoint any director to a relevant Group Company (other than the Company) if the Company can provide evidence or explanation, via electronic mail or otherwise, to the reasonable satisfaction of Yutong that such appointment may adversely affect the efficiency of such Group Company’s ordinary course of business or its collaboration with the relevant third party that also holds certain equity interest in such Group Company. All materials relevant to the meeting of board of directors or resolution of sole executive director of each Group Company shall be promptly delivered to all directors of the Board of the Company.

11.9 Compliance with Laws; Registrations.

(a) The Group Companies shall, and each Principal shall cause the Group Companies to, conduct their respective business in compliance in all material respects with all applicable Laws, including Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, intellectual property rights, cybersecurity, data security and privacy, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority required in respect of the establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Government Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group Company in obtaining or retaining business, (b) take any other action, in each case, in violation of applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Global Trade Laws and Regulations, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in the books and records of such Group Company.

(b) Each Principal and Group Company agree that the Group Companies will remain in full compliance with applicable Global Trade Laws and Regulations and will not, directly or indirectly, conduct business with any of the Restricted Countries, individuals ordinarily resident in Restricted Countries, or entities incorporating under the laws of Restricted Countries unless permitted under a general or specific license issued by OFAC, participate in any boycott not authorized by the U.S. government, or otherwise act in violation of applicable Global Trade Laws and Regulations.

(c) Each Principal and Group Company agree that the Group Companies and each Group Company’s subsidiaries shall make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the Group Companies and each Group Company’s subsidiaries’ assets, and devise and maintain a system of internal accounting controls consistent with Accounting Standards.

(d) The Group Companies agree that they shall adopt and implement within a reasonable period of time compliance procedures, training and monitoring programs adequate to prevent, detect and deter violations of any Anti-Corruption Laws, Anti-Money Laundering Laws or Global Trade Laws and Regulations applicable to any Group Company.

(e) Without limiting the generality of the foregoing, each Key Holder, and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.10 Share Option Plan.

(a) Unless otherwise approved by the Board with the consent of the Majority Preferred Directors, all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: twenty five percent (25%) thereof shall vest at the first anniversary of the applicable vesting commencement date of such shares, options or other securities or awards with the remaining vesting evenly in monthly installments over the next thirty-six (36) months. Unless otherwise approved by the Board with the consent of the Majority Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any share purchase, share restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 11.10.

(b) As soon as practicable after the Effective Date, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not grant any awards or issue any Shares pursuant to the ESOP to any grantee in the PRC if any required or appropriate authorization, consent, order or approval of any Governmental Authority in connection with such issuance has not been obtained.

11.11 Tax Matters.

(a) None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for US federal income tax purposes or elect to be treated as an entity other than a corporation for US federal income tax purposes.

(b) The Company shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

(c) The Company shall use its commercially reasonable efforts to avoid future status of the Company or any of its Subsidiaries as a PFIC. Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that the Company or any of its Subsidiaries was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined), it shall, within sixty (60) days from the end of such taxable year, provide the following information to each holder of Preferred Shares (including the Deemed Holders) that is a United States Person (“Direct US Investor”) and each United States Person that holds either direct or indirect interest in such holder (“Indirect US Investor”) (hereinafter, collectively referred to as a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g). The Company shall be required to provide the information described above to an Indirect US Investor only if the relevant holder of Preferred Share requests in writing that the Company provide such information to such Indirect US Investor.

(d) Each of the Key Holders severally and not jointly represents that such Person is not a United States Person and such Person is not owned, wholly or in part, directly or indirectly, by any United States Person. Each of the Key Holders shall provide prompt written notice to the Company of any subsequent change in its United States Person status. The Company shall use its commercially reasonable efforts to avoid future status of the Company or any of its Subsidiaries as a CFC. Upon written request of a holder of Preferred Shares (including the Deemed Holders) from time to time, the Company will promptly provide in writing such information concerning its shareholders and the direct and indirect interest holders in each shareholder sufficient for such holder of Preferred Shares to determine whether the Company is a CFC. In the event that the Company does not have in its possession all the information necessary for the holder of Preferred Shares to make such determination, the Company shall promptly procure such information from its shareholders. The Company shall, (i) upon written request of a holder of Preferred Shares, furnish on a timely basis all information requested by such holder to satisfy its (or any Indirect US Investor’s) US federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a CFC. The Company and each of its Subsidiaries shall use their commercially reasonable efforts to avoid generating for any taxable year in which the Company or any of its Subsidiaries is a CFC, income that would be includible in the income of such holder of Preferred Shares (or any Indirect US Investor) pursuant to Section 951 of the Code.

(e) The Company shall comply and shall cause each of its Subsidiaries to comply with all record-keeping, reporting, and other requirements that a holder of Preferred Shares informs the Company are necessary to enable such holder to comply with any applicable US tax rules. The Company shall also provide each holder of Preferred Shares with any information reasonably requested by such holder of Preferred Shares to enable such holder to comply with any applicable US tax rules.

(f) The cost incurred by the Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Company in taking the action, or causing the action to be taken, as described in this Section shall be borne by the Company.

(g) Each Group Company agrees to use reasonable best efforts to (a) provide each Investor with any information as is reasonably available and any tax form reasonably necessary to enable such Investor to prepare any Tax Return and (b) provide each Investor and its tax advisors with reasonable access to each Group Company’s tax advisors in connection with the preparation by such Investor of any such Tax Return.

(h) The Company shall ensure no Investor will be required to file any Tax Return to any tax authority of the PRC for the subscription of the Series D Preferred Shares pursuant to this Agreement according to the applicable PRC laws in effect as of the date hereof.

(i) The Company shall use reasonable best efforts to notify each Investor if it becomes aware that there is a reasonable likelihood the Company will become a tax resident in any jurisdiction outside of the Company’s jurisdiction of incorporation.

11.12 No Publicity. No Party shall issue any press release or other public document or make any public statement relating to this Agreement or the matters contained herein at any time without the prior written consent of the Company; provided, that the foregoing shall not apply to any announcement by any party required pursuant to applicable law or regulations so long as the Company is provided with a reasonable time to review and provide comments on any such announcement prior to its publication (and the party proposing to make such announcement shall reasonably and in good faith consider such revisions as are requested by the Company).

11.13 Confidentiality.

(a) Each Investor agrees, severally and not jointly, that such Investor (a) will keep confidential, (b) will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) and (c) will protect to the same degree as it protects its own confidential information any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 11.13 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (A) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Persons are under a contractual or legal obligation to preserve the confidentiality of such information; (B) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 11.13; (C) to any Affiliate, partner, member, shareholder or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (D) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to assist the Company to seek a protective order or other confidential treatment and minimize the extent of any such required disclosure.

(b) The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

11.14 Investors’ Covenant. Each of the Investors shall use commercially reasonable efforts to ensure its ownership of the Company’s Equity Securities will not become a substantial impediment, based on the Applicable Securities Laws, for the Company to complete the Qualified IPO. If, according to the written opinion of the underwriter or the legal counsel engaged by the Company for the initial public offering of the Company, any Investor’s ownership of the Equity Securities of the Company is likely to be a substantial impediment for the Company to complete the Qualified IPO according to the Applicable Securities Laws, such Investor shall make necessary adjustments as reasonably required by the Company to remove such impediment within ten (10) Business Days (or such longer period as agreed by the Company and such Investor) after its receipt of such written opinion. After receipt of the written opinion of the underwriter or the legal counsel engaged by the Company for the initial public offering outlining the requests of the CSRC in respect of the shareholders’ ultimate beneficiary check for the purpose of the initial public offering of the Company, if such Investor refuses or fails to use commercially reasonable efforts to take proper actions as requested by the CSRC within the ten (10) Business Day period, the Company shall have the right (but not the obligation) to redeem the Equity Securities held by such Investor at a price equal to (i) with respect to the Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series B-3 Preferred Shares, Series C-1 Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares, the Redemption Price (as defined in the Memorandum and Articles) of relevant Equity Securities; or (ii) with respect to the Series Seed-1 Preferred Shares, Series Seed-2 Preferred Shares and Series A Preferred Shares, one hundred (100%) of the applicable Original Issue Price (as defined in the Memorandum and Articles), plus an interests calculated at a simple annual rate of eight percent (8%) as of the applicable date of issuance with respect to relevant Equity Securities (the “Company Repurchase Right”). For the avoidance of doubt, (a) the Company shall not exercise the Company Repurchase Right with respect to any shareholder of the Company without the prior written approval of the Board; and (b) no shareholder of the Company or Deemed Holder shall have any right to direct, instruct or demand the Company or the Board to exercise the Company Repurchase Right with respect to itself or any other shareholder of the Company.

12.	Miscellaneous.

12.1 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto. The provisions of Sections 7, 8, 9, 10, and 11 (except for Section 11.3 and Section 11.9) shall terminate on the consummation of a Qualified IPO. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including those under Sections 2 through 6 and Section 12). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations or liabilities arising from such breach on or prior to such termination.

12.2 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

12.3 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Investor but only to the extent of such transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein. The Company must not register the transfer or assignment of any Equity Securities of the Company to any Person who is not a Party until that Person has executed and delivered to the Company a Deed of Accession in the form attached hereto as Schedule D (a “Deed of Accession”). Any transfer or assignment of any Equity Securities of the Company is void and of no effect unless and until the relevant Deed of Accession has been executed and delivered to the Company. Upon the execution and delivery of a Deed of Accession by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement.

12.4 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

12.5 Dispute Resolution.

(a) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(b) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The seat of arbitration shall be Hong Kong. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(c) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive Law.

(g) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.6 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule C (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

12.8 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.9 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

12.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11 Amendments and Waivers. Any provision in this Agreement (other than Schedule A-3 (as applicable), Schedule B and Schedule C, which may be updated when an additional Investor is added to this Agreement pursuant to Section 12.18 hereof) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Preferred Holders; and (iii) holders of at least a majority of the voting power of the Ordinary Shares beneficially owned by officers or employees then providing services to the Company in good standing (including for this purpose the voting power, of the then issued and outstanding Golden Shares); provided, however, that (i) any amendment to Section 9.1(a)(ii) will also require the additional written consent of Alliance; (ii) any amendment to Section 9.1(a)(iii) will also require the written consent of Qiming; (iii) any amendment to Section 9.1(a)(iv) will require the written consents of Yutong; (iv) any amendment to Section 9.1(a)(v) will require the written consents of the Investor which (x) has invested at least US$100 million to the Company, and (y) holds the largest number of Series D Preferred Shares among all holders of the Series D Preferred Shares; (v) any amendment to Section 9.1(a)(vi) will require the written consents of CDBC Fund, (vi) any amendment to Section 9.1(c) will require the written consents of CMC; (vii) any amendment to Section 9.1(d) will require the written consents of IDG, (viii) any amendment to Section 9.1(e) will require the written consents of Carlyle, (ix) any amendment to Section 9.1(f) will require the written consents of Allindrive, (x) any amendment to Section 9.1(g) will require the written consents of Bosch, (xi) any amendment to Section 9.1(h) will require the written consents of China-UAE Fund and (xii) any amendment to Section 9.1(i) will require the written consents of Sailing. Notwithstanding the foregoing, (A) any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party, (B) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 7 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), and (C) no amendment to any provision in this Agreement shall be effective or enforceable with respect of a holder of any particular class of Preferred Shares (the “Subject Class”) if such amendment more adversely affects such Subject Class than it affects any other class of Preferred Shares, unless such amendment has been approved in writing by the holders of at least a majority of the voting power of such Subject Class. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

12.12 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.16 Entire Agreement. This Agreement (including all the schedules and exhibits hereto), together with the other Transaction Documents, constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof, including without limitation the Prior Agreement.

12.17 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

12.18 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Preferred Shares after the date hereof pursuant to the Series D+ Preferred Share and Warrant Purchase Agreement, Series D Preferred Share and Warrant Purchase Agreement, the Series A Warrants, the Series D Warrants or the Series D+ Warrants, any purchaser of such Preferred Shares (if not already an Investor) may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” and “Holder” hereunder.

12.19 Grant of Proxy. Upon the failure of any Key Holder to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Key Holder hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Key Holder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section is amended to remove such grant of proxy in accordance with Section 12.11 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

12.20 Deemed Holders. All the holders of Shares hereby agree that in the event of a shareholders vote under this Agreement, the Memorandum and Articles and/or the Right of First Refusal and Co-Sale Agreement, they shall consult the Deemed Holders, and taking into consideration inputs from the Deemed Holders, they shall vote in a manner leading to the same result as a situation where all the Shares to be issued to the Deemed Holders pursuant to the Investment Agreement, the RMB Investor Series D Warrants and the Series D+ Warrants (as applicable) were issued and outstanding. All the holders of Shares further agree, and the other Parties hereto also agree, that the Deemed Holders shall at all times be entitled to all of the rights afforded to holders of the applicable class and series of Preferred Shares in this Agreement, the Memorandum and Articles and the Right of First Refusal and Co-Sale Agreement, as if such Deemed Holders had fully exercised their respective right to purchase such Preferred Shares pursuant to the Investment Agreement, the RMB Investor Series D Warrants and the Series D+ Warrants, as applicable. Notwithstanding anything to the contrary in this Agreement but subject to the terms and conditions of the RMB Investor Series D Warrant and RMB Loan Agreement (as defined in the Series D Preferred Share and Warrant Purchase Agreement) to which a Series D RMB Investor is a party, in the event that such Series D RMB Investor fails to pay to the Company in immediately available funds in US dollars the corresponding amount of exercise price pursuant to the terms and conditions of the RMB Investor Series D Warrant and the RMB Loan Agreement (as defined in the Series D Preferred Share and Warrant Purchase Agreement) to which such Series D RMB Investor is a party, and with respect to which failure such Series D RMB Investor has not obtained waiver or extension from the Company, any and all of such Series D RMB Investor’s rights, preference and privilege (including its rights, preference and privilege as a Deemed Holder) in this Agreement, the Memorandum and Articles and the Right of First Refusal and Co-Sale Agreement shall be automatically and immediately terminated. Notwithstanding anything to the contrary in this Agreement but subject to the terms and conditions of the Series D+ Warrants and RMB Loan Agreements (as defined in the Series D+ Preferred Share and Warrant Purchase Agreement and CDBC Warrant Purchase Agreement) to which a Series D+ RMB Investor is a party, in the event that such Series D+ RMB Investor fails to pay to the Company in immediately available funds in US dollars the corresponding amount of exercise price pursuant to the terms and conditions of the Series D+ Warrants and the RMB Loan Agreements (as defined in the Series D+ Preferred Share and Warrant Purchase Agreement and CDBC Warrant Purchase Agreement) to which such Series D+ RMB Investor is a party, and with respect to which failure such Series D+ RMB Investor has not obtained waiver or extension from the Company, any and all of such Series D+ RMB Investor’s rights, preference and privilege (including its rights, preference and privilege as a Deemed Holder) in this Agreement, the Memorandum and Articles and the Right of First Refusal and Co-Sale Agreement shall be automatically and immediately terminated. If any Deemed Holder is entitled to any distribution, payment or other economic benefits under this Agreement, the Memorandum and Articles or the Right of First Refusal and Co-Sale Agreement while such distribution or payment to such Deemed Holder is subject to restrictions under the applicable Laws, the Parties shall use their reasonable best efforts to take or cause to be taken all action permitted by applicable Laws to enable such Deemed Holder or any Person designated by such Deemed Holder to receive equivalent amount of such distribution, payment or economic benefits. The Company shall reserve and make available of such distribution, payment or economic benefits for the Deemed Holder and shall make, or cause to be made, distribution or payment to the Deemed Holder or any Person designated by such Deemed Holder as soon as practicable upon such distribution or payment becoming legally permitted.

12.21 No Use of Name. Without the prior written consent of an Investor, and whether or not it or any Affiliate thereof is then a shareholder of the Company, no Party hereto shall (or shall permit any Affiliate thereof to) use, publish or reproduce the name or logo of such Investor or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcements). Without China-UAE Fund’s prior written consent, none of the Group Company shall use, publish or reproduce the name or logo of China-UAE Fund, any of the Underlying Investors (as defined below) or any China-UAE Fund’s Affiliate or of “Mubadala”, “China Development Bank Capital”, “China Development Bank”, “China-UAE Investment Cooperation”, “开行”, “开发银行”, “国开行”, “国开”, “国家开发银行”, “国开金融”, “CDB”, “CDB Capital”, any derivative of any of the foregoing or the name of any director, officer or employee of China-UAE Fund, any of the Underlying Investors or any China-UAE Fund’s Affiliate, for any promotional purpose, whether orally or in writing, including in any sales materials, offering documents or press releases, or otherwise indicate that any product or service provided by any Group Company or its Affiliates has been approved or endorsed by China-UAE Fund, any of the Underlying Investors or any China-UAE Fund’s Affiliate. Any Group Company or its Affiliates shall not register any trademark or domain similar in any manner to the name or logo of China-UAE Fund, any of the Underlying Investors or any China-UAE Fund’s Affiliate without its prior written consent. Without limiting the generality of the foregoing, any Group Company or its Affiliates shall not carry out any business and activity that damages or will damage the reputation and rights of China-UAE Fund, any of the Underlying Investors or any China-UAE Fund’s Affiliate. “Underlying Investors” means (A) Mubadala Investment Company PJSC, a wholly-owned subsidiary of the Government of Abu Dhabi; (B) China Development Bank, an indirectly wholly-owned subsidiary of the Government of the People’s Republic of China; (C) China Development Bank Capital Corporation Ltd, an indirectly wholly-owned subsidiary of the Government of the People’s Republic of China; (D) Upright Rhythm Limited, an indirectly wholly-owned subsidiary of the Government of the People’s Republic of China; and (E) China-UAE Investment Cooperation Fund, L.P. Without CDBC Fund’s prior written consent, no Party hereto and none of the Group Company shall use, publish or reproduce the name or logo of CDBC Fund or any CDBC Fund’s Affiliate or of “China Development Bank”, “CDB”, “China Development Bank Capital”, “CDB Capital”， “开行”, “开发银行”, “国开行”, “国开”, “国家开发银行”, “国开金融”, any derivative of any of the foregoing or the name of any director, officer or employee of CDBC Fund or any CDBC Fund’s Affiliate, for any promotional purpose, whether orally or in writing, including in any sales materials, offering documents or press releases, or otherwise indicate that any product or service provided by any Party, any Group Company or its Affiliates has been approved or endorsed by CDBC Fund or any CDBC Fund’s Affiliate. Any Party, any Group Company or its Affiliates shall not register any trademark or domain similar in any manner to the name or logo of CDBC Fund or any CDBC Fund’s Affiliate without its prior written consent. Without limiting the generality of the foregoing, any Party, any Group Company or its Affiliates shall not carry out any business and activity that damages or will damage the reputation and rights of CDBC Fund or any CDBC Fund’s Affiliate.

12.22 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

12.23 Aggregation of Shares. All Shares held or acquired by Affiliates of a shareholder of the Company (including a Deemed Holder) shall be aggregated for purposes of determining the availability of any rights under this Agreement.

12.24 The undersigned who are Requisite Parties agree that the execution of this Agreement shall evidence the approval by each such Party of the entry into by the Company, on the terms set out therein, of the Series D+ Preferred Share and Warrant Purchase Agreement, together with the execution and implementation of all related agreements and arrangements, including in respect of the conversion of any shares to be converted and/or the issue of any warrants, which approval shall further constitute the waiver of any rights of pre-emption relating to any shares to be issued and/or converted, any anti-dilution and conversion price adjustment provisions in the Memorandum and Articles of the Company, and is agreed to be in satisfaction of any and all class or other consent or waiver requirements as may be required in respect of the issue and/or conversion of shares under or pursuant to the terms of the Series D+ Preferred Share and Warrant Purchase Agreement.

12.25 Shareholders Agreement to Prevail. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall prevail in all respects as among the Parties (other than the Company) only. The Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles, and shall take all actions necessary or advisable, as promptly as practicable after the discovery of any such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency to the fullest extent permissible by Law.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:

WeRide Inc.

By:	/s/ Xu Han
Name:	Xu Han
Title:	Director

GROUP COMPANIES:

WeRide Corp.

By:	/s/ Yan Li
Name:	Yan Li
Title:	Director

WeRide Hong Kong Ltd.

By:	/s/ Xu Han
Name:	Xu Han
Title:	Director

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Guangzhou WeRide Technology Co., Ltd.
广州文远知行科技有限公司(Company seal / 公章)

By:	/s/ Xu Han
Name:	Xu Han
Title:	Legal Representative

Guangzhou Jingqi Technology Co., Ltd.
广州景骐科技有限公司(Company seal / 公章)

By:	/s/ Xu Han
Name:	Xu Han
Title:	Legal Representative

Beijing Jingqi Technology Co., Ltd.
北京景骐科技有限公司 (Company seal / 公章)

By:	/s/ Xu Han
Name:	Xu Han
Title:	Legal Representative

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPALS:

HAN, Xu

/s/ Xu Han

LI, Yan

/s/ Yan Li

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

PRINCIPAL HOLDERS:

Tonyhan Limited

By:	/s/ Xu Han
Name:	Xu Han
Title:	Authorized Signatory

Yanli Holdings Limited

By:	/s/ Yan Li
Name:	Yan Li
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

QIMING VENTURE PARTNERS V, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP V, L.P. a Cayman Islands exempted limited partnership

Its:	General Partner

By:	QIMING CORPORATE GP V, LTD. a Cayman Islands exempted company

Its:	General Partner

By:	/s/ Robert Headley
Name:	Robert Headley
Title:	Authorized Signatory

QIMING MANAGING DIRECTORS FUND V, L.P., a Cayman Islands exempted limited partnership

By:	QIMING CORPORATE GP V, LTD., a Cayman Islands exempted company

Its:	General Partner

By:	/s/ Robert Headley
Name:	Robert Headley
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

ALLIANCE VENTURES B.V.
A limited liability company duly incorporated in the Netherlands,
Having its registered office at Jachthavenweg 130, 1081KJ Amesterdam

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

CGC Glory Bright Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

G&H Partners

By:	/s/ Stefan Palmer
Name:	Stefan Palmer
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

BEST FAME LIMITED

By:	/s/ Zheng Yang
Name:	Zheng Yang
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Johnson Electric Industrial Manufactory, Limited

By:	/s/ Christopher J. Hasson
Name:	Christopher J. Hasson
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Wisemont Capital, LP

By:	/s/ Jun Li
Name:	Jun Li
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

QIMING VENTURE PARTNERS VII, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC, a Cayman Islands limited liability company

Its:	General Partner

By:	/s/ Robert Headley
Name:	Robert Headley
Title:	Authorized Signatory

QIMING VII STRATEGIC INVESTORS FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC, a Cayman Islands limited liability company

Its:	General Partner

By:	/s/ Robert Headley
Name:	Robert Headley
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

CEC Healthcare Fund L.P.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

北京旭丰致远智能科技合伙企业(有限合伙) (Company seal)

By:	/s/ Beijing Xufeng Zhiyuan Intelligent Technology Limited Partnership
Seal of Beijing Xufeng Zhiyuan Intelligent Technology Limited Partnership

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Ningbo Meishan Free Trade Port Area Jiangmen Venture Investment Center L.P.(宁波梅山保税港区将门创业投资中心(有限合伙) (Company seal / 公章)

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Legal Representative

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Space V Holdings Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

郑州旭丰嘉远智能网联企业管理中心（有限合伙 (Company seal)

By:	/s/ Zhengzhou Xufeng Jiayuan Intelligent Connected Enterprise Management Centre (Limited Partnership)
Seal of Zhengzhou Xufeng Jiayuan Intelligent Connected Enterprise Management Centre (Limited Partnership)

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

CMC Warrior Holdings Limited

By:	/s/ Gao Han
Name:	Gao Han
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

安徽鸿信利股权投资合伙企业（有限合伙）(Company seal)

By:	/s/ Anhui Hongxinli Equity Investment Partnership (Limited Partnership)
Seal of Anhui Hongxinli Equity Investment Partnership (Limited Partnership)

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Sky9 Capital MVP Fund, L.P.

By:	/s/ Ronald Cao
Name:	Ronald Cao
Title:	Director

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

EverestLu Holding Limited (永禄控股有限公司)

By:	/s/ LIU Bing
Name:	LIU Bing
Title:	Director

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Robert Bosch GmbH

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Zto Ljf Holding Limited

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

国开制造业转型升级基金（有限合伙）

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Sailing Innovation Inc

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE A-1

List of Persons

SCHEDULE A-2

List of Principals and Principal Holders

SCHEDULE A-3

List of Deemed Holders

SCHEDULE A-4

List of Competitors

SCHEDULE B

List of Investors

SCHEDULE C

ADDRESS FOR NOTICES

SCHEDULE D

FORM OF DEED OF ACCESSION